NEWS RELEASE

RE:  [ANICOM LOGO]
     6133 N. River Road Suite 410
     Rosemont, IL 60018
     (847) 518-8700
     TRADED: NASDAQ (ANIC)

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For Further Information:

AT THE COMPANY
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Alan Anixter
Chairman

Scott Anixter
Chairman & CEO

Carl Putnam
President & COO

Don Welchko
CFO

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FOR IMMEDIATE RELEASE
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DATE: SEPTEMBER 25, 1996

Media Contact: Jennifer Johnston
               The Weiser Walek Group
               312/368-1500
               jjohnston@weiserwalek.com

                ANICOM, INC. DECLARES STOCK SPLIT


     Rosemont, IL, September 25, 1996 -- Anicom, Inc. (Nasdaq:
ANIC), a specialist in the sale and distribution of communications related wire, cable, fiber optics and computer network and connectivity products, today declared a 2-for-1 stock split to be effected in the form of a 100% stock dividend. The announcement of the stock split followed a special stockholders meeting at which the Company's authorized common stock was increased from 10,000,000 shares to 30,000,000 shares. The Company previously had announced an intention to declare the stock split, subject to stockholder approval of the increase in the number of authorized shares of common stock.

     The stock dividend will be payable October 7, 1996 to all holders of record as of October 1, 1996.

     Anicom is a national leader in the sale and distribution of multimedia technology products. The Company provides products that "interconnect the Internet" and are used in the growing global communications industry.

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